 SECURITIES AND EXCHANGE COMMISSION WASHINGTON, D.C. 20549

FORM 8-KCURRENT
REPORT

PURSUANT TO SECTION 13 OR 15(D) OF THE SECURITIES EXCHANGE ACT OF 1934

DATE OF REPORT

JUNE 30, 2000 (DATE OF EARLIEST EVENT REPORTED) VESTA INSURANCE GROUP, INC. (EXACT NAME OF REGISTRANT AS SPECIFIED IN ITS CHARTER)
                                    DELAWARE
                 (STATE OR OTHER JURISDICTION OF INCORPORATION)

      1-12338                                              63-1097283
(COMMISSION FILE NO.)                 (IRS EMPLOYER IDENTIFICATION NO.)

3760 RIVER RUN DRIVE                                          35243
BIRMINGHAM, ALABAMA                                        (ZIP CODE)
(ADDRESS OF PRINCIPAL
 EXECUTIVE OFFICES)

                                 (205)970-7000
              (REGISTRANT'S TELEPHONE NUMBER, INCLUDING AREA CODE)
Item 2. Acquisition and Disposition of Assets.

On June 30, 2000, Vesta Insurance Group, Inc.(“Vesta”), a Delaware corporation, acquired an approximate 71% interest in American Founders Financial Corp. (“AFFC”), an Arizona corporation, pursuant to a note purchase agreement, dated as of June 30, 2000 by and between Vesta, Vesta Fire Insurance Corporation(“Vesta Fire”) and AFFC for $25 million. AFFC is a life insurance holding company with subsidiaries including American Founders Life Insurance Company(“AFLIC”) and Laurel Life Insurance Company.

AFLIC, which has approximately $2 billion (face value) of life products in force and approximately $185 million of annuity deposits as of December 31, 1999, is currently rated B+ by A.M. Best and operates in 40 states and the District of Columbia.

Item 7. Financial Statements and Exhibits. (a) Financial Statements of Business Acquired.

Financial statements of AFFC required by this item are not included in this initial report on Form 8-K. Such financial statements will be filed by amendment to this report on Form 8-K as soon as they are available, but in no event later than sixty(60) days after the date of this initial report.

(b) Pro Forma Financial Information.

Pro forma financial information of AFFC required by this item are not included in this initial report on Form 8-K. Such pro forma financial information will be filed by amendment to this report on Form 8-K as soon as they are available, but in no event later than sixty (60) days after the date of this initial report.

(c) Exhibits.

2.1 Note Purchase Agreement, dated June 30, 2000, by and between AFFC, Vesta and Vesta Fire. Disclosure schedules to the Agreement are not included with this exhibit. Vesta agrees to furnish supplementally a copy of such schedules to the Commission upon request.

                                   SIGNATURE

     Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned, hereunto duly authorized.

Dated as of July 14, 2000

                                    VESTA INSURANCE GROUP, INC.

                                    By  /s/ Donald W. Thornton
                                      --------------------------------
                                      Senior Vice President-General
                                                        Counsel and Secretary

EX-2.1

NOTE PURCHASE AGREEMENT